BOMBSHELL TECHNOLOGIES, INC.

(Formerly Bombshell Technologies, LLC)
FINANCIAL STATEMENTS
(Unaudited)

Page
Condensed Balance Sheets as of June 30, 2019 and December 31, 2018	F-2
Condensed Statement of Operations for the six months ended June 30, 2019	F-3
Condensed Statement of Stockholders's Equity	F-4
Condensed Statement of Cash Flows for the six months ended June 30, 2019	F-5
Notes to the Condensed Financial Statements	F-6 to F-11

BOMBSHELL TECHNOLOGIES, INC.
(Formerly Bombshell Technologies, LLC)
CONDENSED BALANCE SHEETS

	June 30,	December 31,
	2019	2018 *
	(unaudited)
Assets
Current assets:
Cash	$43,975	$36,566
Accounts receivable	36,079	2,484
Accounts receivable, related parties	294,995	26,298
Prepaid expenses, related parties	-	12,251
Other receivable, related parties	-	44,154
Total current assets	375,049	121,753

Intangibles and other assets	200	200
Total Assets	$375,249	$121,953

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable and accrued liabilities	$60,605	$23,471
Accounts payable and accrued liabilities, related parties	118,912	34,693
Advances, related parties	66,195	-
Unearned revenue	9,070	-
Unearned revenue, related parties	7,500	10,000
Customer deposits, related parties	-	64,255
Deferred income tax liabilities	31,800	-
Total current liabilities	294,082	132,419

Total liabilities	294,082	132,419

Stockholders' equity (deficit)
Common stock, no par value: shares authorized 133,556; 133,556 and 0 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively	-	-
Retained earnings	81,167	(10,466)
Total stockholder's equity (deficit)	81,167	(10,466)
Liabilities and Stockholders' equity (deficit)	$375,249	$121,953
*Derived from audited information
See accompanying notes to the unaudited condensed  financial statements

BOMBSHELL TECHNOLOGIES, INC.
(Formerly Bombshell Technologies, LLC)
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

Six Months
To June 30, 2019
Revenue	$24,525
Revenue, related parties	715,641
Total revenue	740,166

Cost of sales
Cost of sales, related parties	259,922
Cost of sales, nonrelated parties	149,416
Total cost of sales	409,338

Gross profit	330,828

Operating expenses:
Professional fees	96,716
General and administrative, related parties	76,984
General and administrative	33,695
Total operating expenses	207,395

Net income before income taxes	123,433
Income tax expenses	(31,800)
Net income	$91,633

Pro forma information (Unaudited)
Net income from operations	$123,433
Pro forma income tax expense	(25,920)
Pro forma net income	$97,513

Pro forma Basic and diluted net income per common share	$0.73

Pro forma Weighted average shares outstanding - basic and diluted	133,556
See accompanying notes to the unaudited condensed  financial statements

BOMBSHELL TECHNOLOGIES, INC.
(Formerly Bombshell Technologies, LLC)
CONDENSED STATEMENTS OF STOCKHOLDERS’ EQUITY
from Inception (November 5, 2018) to June 30, 2019
(Unaudited)

	Common Stock		Retained	Stockholders’ Equity
	Shares	Amount	Earnings	(Deficit)
Balance, Inception	-	$-	$-	$-
Net loss	-	-	(10,466)	(10,466)
Balance, December 31, 2018	-	-	(10,466)	(10,466)
Shares issued upon conversion from LLC to Corporation on a one for one basis	133,556	-	-	-
Net income	-	-	91,633	91,633
Balance, June 30, 2019	133,556	$-	$81,167	$81,167

See accompanying notes to the unaudited condensed  financial statements

BOMBSHELL TECHNOLOGIES, INC.
(Formerly Bombshell Technologies, LLC)
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)

Six Months
To June 30, 2019

Cash flows from operating activities:
Net income	$91,633
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization unearned revenue	(930)
Amortization unearned revenue, related parties	(2,500)
Changes in assets and liabilities:
Accounts receivable	(33,595)
Accounts receivable, related parties	(268,697)
Prepaid expenses, related parties	12,251
Other receivable, related parties	44,154
Accounts payable and accrued liabilities	37,134
Accounts payable and accrued liabilities, related parties	84,219
Advances, related parties	66,195
Customer deposits	(64,255)
Unearned revenue	10,000
Deferred income tax liability	31,800
Net cash used in operating activities	7,409

Cash flows from investing activities:
Net cash used in investing activities	-

Cash flows from financing activities:
Net cash provided by financing activities	-

(Decrease) increase in cash	7,409

Cash, beginning of the period	36,566
Cash, end of the period	$43,975

Supplemental disclosure of cash flow information
Cash paid for:
Interest	$-
Taxes	$-

See accompanying notes to the unaudited condensed  financial statements

BOMBSHELL TECHNOLOGIES, INC.
(Formerly Bombshell Technologies, LLC)
NOTES TO UNAUDTIED CONDENSED FINANCIAL STATEMENTS

NOTE 1 – Organization

Bombshell Technologies, Inc. (the “Company” or “Bombshell”) (formerly Bombshell Technologies, LLC) was formed in the State of Nevada on November 5, 2018 as a limited liability company and filed articles of conversion on June 24, 2019 whereunder the Company became a corporation. Under the plan of conversion, the members exchanged their membership interests on a one for one basis for shares of the authorized common stock of the surviving entity so that one membership unit in the limited liability company received one share of common stock in the newly formed corporation, with no par value.

Bombshell is a software development service provider with a focus on the financial services sector having operations in both Nevada and Louisiana. We provide software to several large financial services organizations and are focused on innovative industry-specific solutions for sales teams and management. Bombshell’s current software suite delivers customized back office compliance, sophisticated multi-pay commission processing, and a unique new client application submission system, along with digital engagement marketing services centric to financial services.

NOTE 2 – Summary of Significant Accounting Policies

Basis of presentation

The interim unaudited financial information referred to above has been prepared and presented in conformity with accounting principles generally accepted in the United States applicable to interim financial information. The interim financial information has been prepared on a condensed basis, such that certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted in accordance with rules and regulations of the Securities and Exchange Commission. These interim financial statements include all adjustments that, in the opinion of management, are necessary in order to make the financial statements not misleading.

Results of the six months ended June 30, 2019 are not necessarily indicative of the results that may be expected for the year ended December 31, 2019, and any other future periods.

Fiscal year end

The Company has selected December 31 as its fiscal year end.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions which affect the amounts reported in these consolidated financial statements, the notes thereto, and the disclosure of contingent assets and liabilities at the date of the financial statements. Significant items subject to such estimates and assumptions include revenue recognition related to contracts accounted for under the percentage of completion method over the term of the customization of software for a customer. Actual results could differ from those estimates.

Accounts Receivable and Allowance for Doubtful Accounts

The Company determines the allowance for doubtful accounts by considering a number of factors, including the length of time the accounts receivable are beyond the contractual payment terms, previous loss history, and the customer’s current ability to pay its obligation. When the Company becomes aware of a specific customer’s inability to meet its financial obligations to the Company, the Company records a charge to the allowance to reduce the customer’s related accounts. During the period from inception to June 30, 2019, the allowance for doubtful accounts is zero.

BOMBSHELL TECHNOLOGIES, INC.
(Formerly Bombshell Technologies, LLC)
NOTES TO UNAUDTIED CONDENSED FINANCIAL STATEMENTS

NOTE 2 – Summary of Significant Accounting Policies (continued)

Intangible Assets

The Company’s intangible assets consist of intellectual property.

Fair Value of Financial Instruments

ASC 820, Fair Value Measurements, defines fair value as the price at which an asset could be exchanged or a liability transferred in an orderly transaction between knowledgeable, willing parties in the principal or most advantageous market for the asset or liability. Where available, fair value is based on observable market prices or derived from such prices. Where observable prices or inputs are not available, valuation models are applied which may involve some level of management estimation and judgment, the degree of which is dependent on the price transparency for the instruments or market and the instruments’ complexity.

Pro Forma Financial Information

Pursuant to Securities and Exchange Commission Staff Accounting Bulletin Number 1B.2 “Pro Forma Financial Statements and Earnings per Share” (“SAB 1B.2”), pro forma information on the face of the income statement has been presented which reflects the pro forma impact as if the Company had changed its tax status and capital structure at the inception of the Company. This presentation reflects the Company generating current tax liabilities for the period of $25,920 as at six months ended June 30, 2019.

Income Taxes

The Company operated as a limited liability company at the year ended December 31, 2018 and through the period ended June 24, 2019 when it converted to a C corporation. The Company was taxed as a partnership in 2018 and through June 24, 2019.  As such, earnings and losses from the date of inception through June 24, 2019 of the Company were included on the individual members’ income tax returns and taxed, accordingly.

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of currently due plus deferred taxes. Deferred tax assets and liabilities are determined based on differences between financial reporting carrying amounts and the respective tax bases of assets and liabilities and are measured using tax rates and laws that are expected to be in effect when the differences are expected to be recovered or settled. Valuation allowances are provided against deferred tax assets if it is more likely than not that the deferred tax assets will not be realized.

U.S. GAAP requires management to evaluate tax positions taken by the Company and recognize a tax liability if the Company has taken an uncertain position that is more likely than not would be sustained upon examination by the Internal Revenue Service.  Management has analyzed the Company’s tax positions and believes there are no uncertain positions taken or expected to be taken that would require recognition of a liability or disclosure in the financial statement.

NOTE 3 – Revenue Recognition under ASC 606

The Company has adopted accounting standard, ASC 606 “Revenue from Contracts with Customers” and all related amendments to the new accounting standard to contracts.

BOMBSHELL TECHNOLOGIES, INC.
(Formerly Bombshell Technologies, LLC)
NOTES TO UNAUDTIED CONDENSED FINANCIAL STATEMENTS

NOTE 3 – Revenue Recognition under ASC 606 (continued)

Revenues from contracts with customers are recognized when control of promised goods and services is transferred to customers in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services.

The Company recognizes revenue using the five-step model as prescribed by ASC 606:

1)	Identification of the contract, or contracts, with a customer;
2)	Identification of the performance obligations in the contract;
3)	Determination of the transaction price;
4)	Allocation of the transaction price to the performance obligations in the contract; and
5)	Recognition of revenue when or as, the Company satisfies a performance obligation.

When a contract with a customer is signed, the Company assesses whether collection of the fees under the arrangement is probable. The Company estimates the amount to reserve for uncollectible amounts at the end of each reporting period based on the aging of the contract balance, current and historical customer trends, and communications with its customers. These reserves are recorded against the related accounts receivable.

The transaction price is the consideration that the Company expects to receive from its customers in exchange for its products or services. In determining the allocation of the transaction price, the Company identifies performance obligations in contracts with customers, which may include subscriptions to software and services, support, professional services and customization.  In the case of the Company’s software contracts and support services prices are predetermined based on the specific terms of the contract either in flat fee customization/license fee charges or as hourly support and/or software customization charges. Charges relative to license fees are amortized over the term of the license. Charges relative to customization of the software are charged over the term of the scope of work on a percentage of completion basis. Charges relative to support and ongoing services and professional fees are charged when incurred and control has been transferred or the work has been completed. License fees and customization of software

License fees are charged as flat fees which are amortized over the term of the contract.  For contracts with elements related to customized software solutions and certain build-outs or software systems that require significant modification or customization, the Company will recognize revenue using the percentage-of-completion method. In using the percentage-of-completion method, revenues are generally recorded based on completion of milestones under a scope of work or based on total estimated cost of work and percentage completion as at the balance sheet date.

Software Revenue

The Company generates software revenue monthly on a single fee per subscribed user basis.  The Company recognizes software revenue monthly on a per user for each user that is able to deploy software and provided all revenue recognition criteria have been met. If the revenue recognition criteria has not been met, the revenue is deferred or not recognized.

Customization, support and maintenance

Revenue from the Company’s customization of software to meet a particular client’s needs is recognized on a percentage of completion basis over the term of the customization work and until control of the goods or services is transferred to the customer or such date the customer agrees the scope of work has been completed and the intended functionality of the software is complete and able to perform the desired service.  Support and maintenance revenue is generated from recurring monthly support and is invoiced monthly based on hourly fees at predetermined rates based on each customer contract.

BOMBSHELL TECHNOLOGIES, INC.
(Formerly Bombshell Technologies, LLC)
NOTES TO UNAUDTIED CONDENSED FINANCIAL STATEMENTS

NOTE 3 – Revenue Recognition under ASC 606 (continued)

Customization, support and maintenance (cont’d)

The Customer is credit a certain number of services hours monthly based on the numbers of users actively subscribed to the software which amounts offset any monthly user fees.

Support and maintenance services include e-mail and telephone support, unspecified rights to software fixes and product updates and upgrades and enhancements available on a when-and-if available basis.

Professional services and other

Professional services and other revenue is generated through services including onsite training, product implementation and other similar services.  Professional services are generally flat fee services based on a number of hours or scope of work for each specific service. Depending on the services to be provided, revenue from professional services and other is generally recognized at the time of delivery when the services have been completed and control has been transferred.

Unearned Revenue

Unearned revenue represents billings or payments received in advance of revenue recognition and is recognized upon transfer of control. Balances consist primarily of license fees being amortized over the term of the customer contract and customization services which have not yet been concluded and are being deferred using the percentage-of-completion method.

NOTE 4 - Commitments

On June 20, 2019 the Company and Joel Bonnette entered into an executive employment agreement whereunder Mr. Bonnette shall earn an annual salary of $150,000 with a term of one (1) year, automatically renewable for further a further one (1) year term unless written notice is provided by either party within thirty (30) days of the initial term or renewal term.

NOTE 5 - Related Party Transactions

Prepaid – Related Party

As of June 30, 2019, and December 31, 2018, the Company had prepaid commissions in the amount of $0 and $12,251 to Zeake, LLC, a company controlled by two of our shareholders.

Intellectual Property Assignment Agreements

On November 5, 2018, the Company entered into an intellectual property assignment agreement with Bombshell Software, LLC, a Louisiana limited liability company controlled by Mr. Joel Bonnette, one of the Company’s shareholders.  Bombshell Software has created, developed and/or programmed certain patentable and /or copyrightable technology, software, applications, code, technical information, data trade secrets (“Developments”) and other work product (“Work Product”). Under the intellectual property assignment agreement, Bombshell Software assigned, transferred and set over to the Company all rights, title and interests in and to all Developments and all Work Product for the sum of one hundred dollars ($100).

BOMBSHELL TECHNOLOGIES, INC.
(Formerly Bombshell Technologies, LLC)
NOTES TO UNAUDTIED CONDENSED FINANCIAL STATEMENTS

NOTE 5 – Related Party Transactions (continued)

Intellectual Property Assignment Agreements (cont’d)

On December 10, 2018, the Company entered into an intellectual property assignment agreement with Trendsic Corporation Inc. (“Trendsic”), a Louisiana corporation controlled by Mr. Joel Bonnette, one of the Company’s shareholders, and a third party.  Trendsic has created, developed and/or programmed certain patentable and /or copyrightable technology, software, applications, code, technical information, data trade secrets (“Developments”) and other work product (“Work Product”). Under the intellectual property assignment agreement, Trendsic assigned, transferred and set over to the Company all rights, title and interests in and to all Developments and all Work Product for the sum of one hundred dollars ($100).

US GAAP requires transfer of assets from related parties to be recorded at its carrying value, which was nominal in both of the above assignments.

Revenue

The following table summarizes the revenue from the Company’s related parties:

Six Months Ended June 30, 2019
Appreciation Financial, Corp (1)	$332,268
FPS GROUP, LLC	3,451
Grow Capital, Inc.	9,849
Public Employee Retirement Assistance	39,662
Superior Performers Inc. (1)	330,411
Grand Total	$715,641

(1)	The Company had a significant concentration of revenue from these two customers totaling 92% of gross revenues during the six months ended June 30, 2019.

The following table summarizes the accounts receivable from the Company’s related parties:

	June 30, 2019	December 31, 2018
Appreciation Financial, LLC (1)	$140,352	$7,055
FPS GROUP, LLC	3,451
Grow Capital, Inc.	15,974	6,125
Public Employee Retirement Assistance	45,935	13,118
Superior Performers Inc (1)	89,283	-
Total	$294,995	$26,298

(1)	The Company had a significant concentration of accounts receivable from these two customers totaling 78% and 27% of gross revenues respectively as at June 30, 2019 and December 31, 2018.

BOMBSHELL TECHNOLOGIES, INC.
(Formerly Bombshell Technologies, LLC)
NOTES TO UNAUDTIED CONDENSED FINANCIAL STATEMENTS

NOTE 5 – Related Party Transactions (continued)

Costs of Goods and Commissions Fees

The following table summarizes the Costs of Sales – related parties:

Six Months Ended June 30, 2019
Ambiguous Holdings, LLC(1)	$42,158
Trendsic Corporation Inc. (1)	217,763
Total	$259,921

(1)	The Company had a significant concentration of total costs of goods sold from these two related party vendors totaling 63% of costs of goods sold in the six months ended June 30, 2019.

The following table summarizes expense related to commission fees included as General and administrative – related parties:

Six Months Ended June 30, 2019
Zeake, LLC	$76,984

The following table summarizes accounts payable from the Company’s related parties:

	June 30, 2019	December 31, 2018
Trendsic Corporation Inc.	$81,982	$34,693
Zeake, LLC	36,930	-
	$118,912	$34,693

Other Receivables and advances

As of December 31, 2018, the Company had made non-interest bearing cash advances in the amount of $19,279 to Trendsic.  This amount was applied to invoices received from Trendsic in the six months ended June 30, 2019 and fully retired.

In December 2018 payment of $25,000 from a related party that was intended to be sent to the Company and applied to accounts receivable-related party was erroneously sent to Bombshell Software, a related party. The Company recorded the transaction by recording another receivable related party of $25,000 and a liability related party of $25,000.  During the periods ended June 30,2019, Bombshell Software repaid $44,154 to the Company. As of June 30, 2019, the balance under other receivables is $0.

As of June 30,2019, Bombshell Software had made non-interest bearing cash advances in the cumulative amount of $66,195.

Customer Deposit

The Company received a deposit of $100,000 to be applied to customization of its software from a related party. The deposit was reduced by a December invoice for services provided in the amount of $35,745 leaving a balance of customer deposit of $64,255 as of December 31, 2018. The invoice included $10,000 charged under the terms of a license agreement, which the Company entered into in January 2019 with the related party.  The $10,000 in respect of the license agreement is reflected in deferred revenue and will be recognized over the two-year term of the license. As at June 30, 2019 the deposit of $64,255 had been fully applied to invoices issued during the six-month period.

BOMBSHELL TECHNOLOGIES, INC.
(Formerly Bombshell Technologies, LLC)
NOTES TO UNAUDTIED CONDENSED FINANCIAL STATEMENTS

NOTE 6 – Common stock and Membership
The Company had 133,556 membership units outstanding as of December 31, 2018.  On January 14, 2019 the Company’s members entered into private transactions whereunder a limited liability company controlled by an existing member acquired a cumulative 10% of the membership units (13,356 units) as to 5% from a single member and 1.25% from each of the other four members.  Subsequently on January 21, 2019 a third party acquired 10% of the membership units (13,356 units) as to 5% from a single member and 1.25% from each of the other four members  in consideration for an investment of $700,000 which amount was subsequently distributed to the original members. Total membership units outstanding remained unchanged at the conclusion of the aforementioned transactions.
The Company filed articles of conversion on June 24, 2019 whereunder the Company became a corporation. Under the plan of conversion, the members exchanged their membership interests on a one for one basis for shares of the authorized common stock of the surviving entity so that one membership unit in the limited liability company received one share of common stock in the newly formed corporation, with no par value.

As at June 30, 2019 there were 133,556 shares of common stock authorized, issued and outstanding.

NOTE 7 – Income tax

Tax years from inception to the year ended December 31, 2018 have been filed and are open for examination by the taxing authorities. The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. No such interest or penalties were recognized during the periods presented above. The Company had no accruals for interest and penalties at December 31, 2018.

All earnings and losses for the period from January 1, 2019 through June 24, 2019 will be included on the individual members’ income tax return. As at June 30, 2019 the Company has recorded a deferred tax liability of $31,800 which assumes the Company will file its tax return on a cash basis. Presently the Company’s receivables exceed payables and therefore the associated income tax, calculated at a rate of 21% and based on net receivables, has been deferred.

The components of income tax expense (benefit) are as follows:

June 30, 2019
Current:
Federal	$-

Deferred income tax:
Federal	31,800

Total income tax expense (benefit)	$31,800

Significant components of the Company’s deferred income tax liability on the balance sheets are as follows:

June 30, 2019
Deferred tax assets:
Accounts payable	$37,700
Deferred tax assets	37,700

Deferred tax liability:
Accounts receivable	(69,500)
Deferred tax liability	(69,500)

Net deferred tax liability	$(31,800)

NOTE 8 – Subsequent Events

On July 23, 2019, (the “Closing Date”), the Company was acquired by Grow Capital, Inc. (“Grow”) a Nevada corporation, pursuant to a stock exchange agreement (the “Exchange Agreement”), dated June 26, 2019, by and between Bombshell, the shareholders of Bombshell (the “Bombshell Holders”) and Grow. At the Closing, Bombshell became a wholly-owned subsidiary of Grow.

Immediately prior to the Closing, Grow, Bombshell and the Bombshell Holders entered into an amendment to the Exchange Agreement (the “Amendment”).  Pursuant to the Amendment, at the Closing, Grow acquired 100% of the outstanding shares of Bombshell (the “Bombshell Shares”) in exchange for the Bombshell Holders receiving the right to receive 110,675,328 shares (the “Consideration Shares”) of unregistered shares of the Grow Common Stock on a pro rata basis (the “Exchange”), 33,000,000 of which were issued to the Bombshell Holders (the “Closing Shares”) at the Closing on a pro rata basis.  The remaining 77,675,328 Consideration Shares (the “Secondary Shares”) were issued on September 3, 2019, to the Bombshell Holders upon Grow filing an effective amended and restated article of incorporation (the “Charter Amendment”) that increased their number of authorized shares of Common Stock.  The Bombshell Holders are also eligible to receive earn-out consideration of up to an additional 36,769,215 shares of Common Stock (the “Earn-out Shares”) earnable in tranches of 12,256,405 shares of Common Stock in each of the second, third and fourth years after the Closing, based on whether Bombshell is able to meet certain Earnings Before Interest and Taxes thresholds in each year.
The Company has evaluated subsequent events through October 9, 2019, the date these financial statements were available for issuance.